UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 8, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01. Other Events

Subsequent to the closing of the sale of certain assets of our Buckeye Industrial Mining subsidiary, and payment of the 2009 Notes, on April 1, 2010, certain holders of our outstanding 2007 Convertible Notes commenced litigation initially against Buckeye and the holders of the 2009 Notes, AQR Absolute Return Master Account L.P., et al., v. Centurion Credit Funding LLC, Level 3 Capital Fund, LP, Buckeye Industrial Mining Company, et al., Case No. 10CV340 (Ct. Com. Pl. Columbiana County, OH).  The Company was subsequently added as a defendant in the action.  In the litigation, plaintiffs seeks: (i) to void all obligations of Buckeye with respect to the 2009 Notes, including the security interests granted in connection therewith, (ii) to enjoin the further transfer of proceeds from the asset sale particularly in satisfaction of the obligations owed to the holders of the 2009 Notes; and (iii) to appoint a receiver to take control of  Buckeye’s assets.   The Court had issued a temporary restraining order limiting the Company’s ability to utilize, for working capital or other purposes, the portion of the proceeds which Evergreen received at the time of the closing (i.e., the net proceeds following the payment of the 2009 Notes and closing fees and expenses).

On June 8, 2010 the Court issued a ruling in favor of the Company, lifting the temporary restraining order currently preventing the Company from transferring approximately $2.5 million of proceeds currently held by the Company from the sale of certain Buckeye assets and certain assets of the Company effective at 4 p.m. EST on June 11, 2010.  The Court also  rejected the Plaintiff’s request for a further injunction on the use of these funds as well as the use of $5.0 million collateralizing certain environmental reclamation bonds.  This ruling enables the Company to continue to work with third parties toward the release to the Company of that $5.0 million. Although the Court has issued a ruling in favor of the Company, the merits of the litigation have not been resolved, and the litigation is continuing.  A copy of the press release announcing this decision is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release announcing the courts’ decision on the temporary restraining order dated June 9, 2010.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: June 9, 2010	By: /s/ Thomas H. Stoner, Jr.
Thomas H. Stoner, Jr.
Chief Executive Officer

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Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release announcing the courts’ decision on the temporary restraining order date June 9, 2010.

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